UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.   )

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Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION

JUNIPER BUSINESS PLAZA

3499 ROUTE 9 NORTH, SUITE 3-D

FREEHOLD, NEW JERSEY 07728

A Public REIT Since 1968

INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

April 18, 2018

Kayla Missaggia, Engagement Manager

Glass, Lewis & Co.

One Sansome Street, Suite 3300

San Francisco CA 94104

Dear Ms. Missaggia:

The Glass Lewis proxy advisory service has recommended a favorable vote of “FOR” for three out of the four nominees for the Board of Directors of Monmouth Real Estate Investment Corporation (“Monmouth” or “the Company”): Catherine B. Elflein, Eugene W. Landy and Michael P. Landy. Glass Lewis has recommended a WITHHOLD vote for nominee Samuel A. Landy on the basis that, in Glass Lewis’ view, Monmouth’s twelve-member board should have an independent composition of at least two-thirds (67%).

Monmouth’s Nominating and Corporate Governance Committee disagrees with both the need for this percentage composition and with the remedy selected by Glass Lewis and has recommended that stockholders vote FOR all of the nominees, including Samuel A. Landy.

Under the rules of the New York Stock Exchange and the SEC, Monmouth is required to have a majority of independent directors. Thus, when Monmouth had six independent directors out of eleven directors, 55% of the Board was independent. Monmouth has recently added another independent director, bringing the level of independence to seven directors out of twelve, or 58%. Therefore, Monmouth has not only complied with the independence requirements of the NYSE and the SEC, it has increased its percentage of independent directors. Furthermore, depriving the Company of the services of a highly qualified Board member who has served the Company well since 1989 is not in the best interests of Monmouth Real Estate Investment Corporation.

Monmouth recently completed its 50th year as a public company. Proxy advisory services should consider the exceptional performance of this Company, which has delivered a total return to its shareholders of 322.9% over the past ten years, as of December 31, 2017. With a common share dividend that has been maintained or increased for 26 consecutive years, including dividend increases totaling 13% over the past three years, along with a current occupancy rate of 99.6%, Monmouth has consistently ranked as one of the best performing REITs. The proven quality of Monmouth’s Board should be considered before mandating material changes to the structure of the Company.

Very truly yours,

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Allison Nagelberg

General Counsel